                                                                   EXHIBIT  10.1


                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------

          EMPLOYMENT AGREEMENT ("Agreement") made and entered as of April 28, 1997 by and between NATIONAL MEDIA CORPORATION (the "Company"), a Delaware corporation and CONSTANTINOS I. COSTALAS (the "Executive").

                                   Background
                                   ----------

          The Company desires to amend and restate the Employment Agreement dated as of September 27, 1995 (the "Prior Agreement") pursuant to which the Company employs Executive as its Vice-Chairman . The parties further desire to set forth herein the revised terms and conditions of the Executive's employment by the Company. Accordingly, in consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived herefrom, and intending to be legally bound hereby, the Company and the Executive agree as follows:

          1. Prior Agreement. This Agreement replaces and supersedes the Prior Agreement, which shall no longer have any force or effect.

          2.   Employment.
               ----------

               (a)  Duties. The Company shall employ the Executive, on the terms
                    ------
set forth in this Agreement, as its Vice-Chairman. The Executive accepts such employment with the Company and shall perform and fulfill such duties as are reasonably assigned to him hereunder by the Chairman of the Board and the Board of Directors of the Company (the "Board"), devoting his best efforts and professional time and attention to the performance and fulfillment of his duties and to the advancement of the interests of the Company, subject only to the direction, approval, control and directives of the Chairman of the Board and the Board. Nothing contained herein shall be construed, however, to prevent the Executive from investing, trading in or managing, for his own account and benefit, stocks, bonds, securities, real estate, commodities or other forms of investments (subject to law and Company policy with respect to trading in Company securities), or serving on noncompetitive corporate boards.

               (b)  Place of Performance. In connection with his employment by
                    --------------------
the Company, the Executive shall be based in the Philadelphia, Pennsylvania metropolitan area, except for required travel on Company business. Company shall furnish Executive with office space, stenographic assistance and such other facilities and services as shall be suitable to Executive's position and sufficient and satisfactory to the Executive for the performance of his duties as Vice-Chairman.

          3.   Term.
               ----

          The Executive's employment under this Agreement shall commence as of the date of this Agreement (the "Commencement Date") and shall, unless sooner terminated in accordance with the provisions hereof, continue uninterrupted for a term expiring September 27, 1998 and thereafter may be renewed by the Company for successive one-year periods upon written notice given at least 6 months prior to the end of any Term, provided however, that the Executive may refuse any such renewal by written notice of rejection given to the Company within 30 days after receipt of the Company's notice, in which case the Term shall expire on the next September 27 without renewal. As used herein, the term "Term" shall refer to such initial term and any renewal term then in effect.

          4.   Compensation.
               ------------

               (a)  Salary. During the Term, the Executive shall be paid an
                    ------
annual salary of at least $325,000 (the "Base Salary") payable in installments at such times as the Company customarily pays its other senior executive employees (but in any event no less often than monthly). The Base Salary may be increased from time to time by the Board of Directors as conditions warrant including, but not limited to, Executive's performance as determined by the Board of Directors. In no event shall Executive's Base Salary be less than $325,000 in any year during the Term.

               (b)  Incentive Pay.
                    -------------

                      (i) In addition to the Base Salary provided for in Section 4(a) of this Agreement, (1) the Executive shall participate in the Company's 1995 Management Incentive Plan ("MIP").

               (c) Options. Each of the Options identified below, granted to the Executive under the 1991 Stock Option Plan:

                    . Options to purchase 60,000 shares of Common Stock at $12.99 per share, issued pursuant to the Prior Agreement,

                    . Options to purchase 80,000 shares of Common Stock at $12.99 per share, issued pursuant to the Prior Agreement, and

                    . Options to purchase 250,000 shares of Common Stock at $16.375 per share, granted after the effective time of the Prior Agreement;

an aggregate of options to purchase 390,000 shares of Common Stock, shall be exchanged, effective the date of this Agreement, for non-qualified stock options (the "New Options") to purchase up to 195,000 shares (the "Shares") of the Company's common stock, $.01 par value ("Common Stock"), at an exercise price under the New Options of $7.00 per share, the fair market value of a share of Common Stock as of the date hereof. The specific terms of such grant shall be set forth in a separate stock option agreement made under and subject to the terms of the Company's 1991 Stock Option Plan, as amended (the "Plan"). The New Options shall expire ten (10) years from the date hereof and shall vest as follows:

                    . one third of the Shares shall vest on the date of this Agreement;

                    .      one third of the Shares shall vest on March 27, 1998;
                           and

                    . one third of the Shares shall vest on September 27, 1998.

To the extent allowable under the Plan, (a) the New Options vested through the date of any termination hereunder shall be exercisable in accordance with the Plan and the option agreement delivered thereunder, regardless of the manner of termination; and (b) notwithstanding the foregoing, upon the death of Executive during the existence of such New Options, all unvested portions thereof shall immediately vest. Executive will promptly deliver to the Company the original executed option agreements for cancellation, in exchange for a new option agreement relating to the New Options.

               (d)  Health Insurance and Other Benefits.  During the Term, the
                    -----------------------------------
Executive shall receive all employee benefits offered by the Company to its senior executives and key management employees, including, without limitation, all pension, profit sharing, retirement, salary continuation, deferred compensation, disability insurance, hospitalization insurance, major medical insurance, medical reimbursement, survivor income, life insurance and any other benefit plan or arrangement established and maintained by the Company, subject to the rules and regulations then in effect regarding participation therein. Unless such change is required by federal, state or local law, the Company shall not make any changes in any employee benefit plan or arrangement that would result in a disproportionately greater reduction in the rights of, or benefits to, the Executive compared with any other senior executive of the Company.

               (e)  Club Membership.  The Company shall pay Executive's annual
                    ---------------
membership dues at a luncheon club in the Philadelphia metropolitan area chosen by the Executive.

          5.   Life Insurance.
               --------------

               (a)  Purchase. Provided that Executive is insurable at rates that
                    --------
are comparable to those obtainable on other persons of similar age and position in good health (if Executive is classified in a higher risk category he may elect to pay the excess premium cost to obtain the coverage), during the Term, the Company shall provide the Executive, or at the option of the Executive, the Executive's Life Insurance Trust, with a company-paid term life insurance policy in the face amount of $1,000,000. At the Executive's option, Executive may obtain an insurance policy in lieu of a policy provided by the Company hereunder, and the Company shall pay premiums therefor as set forth in invoices presented to the Company,;, provided the Company shall not be required to pay premiums in excess of the out-of-pocket costs it would otherwise have incurred had it purchased such policy directly. The owner of such life insurance policy shall be the Executive or the Executive's Life Insurance Trust, as directed by the Executive.

               (b)  Payment of Premiums. The Company shall timely pay all
                    -------------------
premiums for such life insurance whether provided by the Company for the Executive or by the Executive's Life Insurance Trust for the Executive.

               (c)  Medical Examination. The Executive agrees to submit to all
                    -------------------
medical examinations, supply all information and execute all documents required by the insurance company in connection with the issuance of a policy for such insurance as well as for any key man insurance the Company may desire to maintain on Executive's life.

          6.   Reimbursement of Expenses.  The Executive shall be reimbursed for
               -------------------------
all items of travel, entertainment and miscellaneous expenses which the Executive reasonably incurs in connection with the performance of his duties hereunder, provided that the Executive shall submit to the Company such statements and other evidence supporting said expenses as the Company may reasonably require.

          7.   Automobile Allowance.  The Company shall pay Executive a monthly
               --------------------
automobile allowance of $600.00.

          8.   Vacations.  The Executive shall be entitled to the number of paid
               ---------
vacation days in each calendar year determined by the Company from time to time for its senior executive officers, but not less than three (3) weeks in any calendar year (prorated in any calendar year during which the Executive is employed hereunder for less than the entire year in accordance with the number of days in such calendar year during which he is so employed). The Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

          9.   Termination of Employment.
               -------------------------

               (a)  Death or Total Disability.  In the event of the death of the
                    -------------------------
Executive during the Term, this Agreement shall terminate. The terms of the option agreements pertaining to the New Options shall control as to the vesting and expiration thereof upon the death of Executive. In the event of the Total Disability (as that term is defined below) of the Executive for one hundred eighty (180) days in the aggregate during any consecutive twelve (12) month period during the Term, the Company shall have the right to terminate this Agreement by giving the Executive thirty (30) days' prior written notice thereof, and upon the expiration of such thirty (30) day period, the Executive's employment under this Agreement shall terminate. If the Executive shall resume his duties within thirty (30) days after receipt of such a notice of termination and continue to perform such duties for four (4) consecutive weeks thereafter, this Agreement shall continue in full force and effect, without any reduction in Base Salary, other compensation and other benefits, and the notice of termination. shall be considered null and void and of no effect. Upon termination of this Agreement under this Section 9(a), the Company shall have no further obligations or liabilities under this Agreement, except to pay to the Executive's estate or the Executive, as the case may be, the portion, if any, that remains unpaid of the Base Salary for the period prior to termination.

                    The term "Total Disability," as used herein, shall mean a mental or physical condition which, in the reasonable opinion of an independent medical doctor mutually selected by the Company and the Executive, renders the Executive unable or incompetent to carry out the material duties and responsibilities of the Executive under this Agreement at the time the disabling condition was incurred. Notwithstanding the foregoing, if the Executive is covered under any policy of disability insurance under Section 4(d) of this Agreement, under no circumstances shall the definition of Total Disability be different from the definition of that term in such policy.

               (b)  Discharge for Cause. The Company may discharge the Executive
                    -------------------
for Cause and thereby immediately terminate his employment under this Agreement. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment if the Executive, in the reasonable judgment of the Company, (i) materially breaches any of his agreements, duties or obligations under this Agreement and has not cured or commenced in good faith to cure such breach within thirty (30) days after notice; (ii) embezzles or converts to his own use any funds of the Company or any client or customer of the Company; (iii) converts to his own use or unreasonably destroys any property of the Company, without the Company's consent; (iv) is convicted of a felony; (v) is adjudicated as mentally incompetent; or (vi) is habitually intoxicated or is diagnosed by an independent medical doctor to be addicted to a controlled substance or any drug whatsoever. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until the Executive has received thirty (30) days' prior written notice ("Dismissal Notice") of such termination. In the event the Executive does not dispute such determination within thirty
(30) days after receipt of the Dismissal Notice, the Executive shall not have the remedies provided pursuant to Section 8(e) of this Agreement.

               (c)  Termination Prior to Expiration of Term.  Either party may
                    ---------------------------------------
terminate this Agreement upon sixty (60) days' prior written notice. Except as provided in Section 9(d) of this Agreement, such termination shall be without liability to either party.

               (d)  Termination without Cause or for Good Reason.
                    --------------------------------------------

                      (i) In the event that the Executive's employment is terminated by the Company without Cause, as defined in Section 9(b) of this Agreement, or the Executive shall resign for

"Good Reason," as defined in Section 9(d)(ii) of this Agreement, then, to the extent provided below, the Company shall:

                         (1) pay the Executive in lieu of other damages, except
as specifically provided herein, an amount equal to the greater of one years' Base Salary at the then current amount or the Base Salary payable during the balance of the Term of this Agreement. Such amounts shall be payable in installments equal to installments of Base Salary then payable to Executive as provided herein until such amount is paid in full. During such period of payments, the restrictions contained in Section 12(a)(i) of this Agreement shall be applicable to Executive, except that Executive may accept employment he might not otherwise accept under Section 12(a)(i) of this Agreement, in which event payment of salary received from such other employment shall be deducted from payments made hereunder; and

                         (2) maintain in full force and effect, for the
continued benefit of the Executive for a period of six (6) months after termination or for the balance of the Term, whichever is greater, all employee benefit plans and programs, except option plans and except bonus plans to the extent the Executive is not employed by the Company for all or a portion of the period of measurement for the bonus, in which the Executive was entitled to participate immediately prior to the Executive's discharge or resignation, provided that the Executive's continued participation is possible under the general terms and provisions of such benefit plans and programs, and provided further that any Options unvested and unexercisable at the date of termination shall then become vested and exercisable. In the event that the Executive's participation in any such benefit plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive is entitled to receive under such plans and programs. At the end of the period of coverage, the Executive shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums any assignable insurance policy owned by the Company which relates specifically to the Executive. At the Company's expense, the Executive may elect at any time during the period that he is receiving payments on account of his termination of employment to use the services of an outplacement firm of his choice.

                      (ii) For purposes of this Section 9(d), "Good Reason" shall mean the failure by the Company to comply with the material provisions of this Agreement which failure is not cured within thirty (30) days after notice. Notwithstanding the foregoing, the Executive shall not be deemed to terminate this Agreement for Good Reason unless and until the Company has received five
(5) days prior written notice of termination ("Notice of Termination for Good Reason"). In the event the Company does not dispute such termination within thirty (30) days after receipt of such Notice of Termination for Good Reason, the Company shall not have the remedies provided pursuant to Section 9(e) of this Agreement.

               (e)  Arbitration.  In the event that the Executive disputes a
                    -----------
determination that Cause exists for terminating his employment pursuant to
Section 9(b) of this Agreement, or the Company disputes the termination that Good Reason exists for Executive's termination of his Employment pursuant to
Section 9(d)(ii) of this Agreement, either party disputing this determination shall serve the other with written notice of such dispute ("Dispute Notice") within thirty (30) days after receipt of the Dismissal Notice or Notice of Termination for Good Reason. Within fifteen (15) days thereafter, the Executive or the Company, as the case may be, shall, in accordance with the Rules of the American Arbitration Association ("AAA"), file a petition with the AAA for arbitration of the dispute, the costs thereof to be shared equally by the Executive and the Company unless an order of the AAA provides otherwise and each party shall be responsible for his or its legal fees. Such proceeding shall also determine all other disputes between the parties relating to Executive's employment. The parties covenant and agree that the decision of the AAA shall be final and binding and hereby waive their rights to appeal therefrom.

               (f)  Nonrenewal by Company. If this Agreement is not renewed by
                    ---------------------
the Company pursuant to Section 3 of this Agreement, Executive's obligations hereunder shall cease as of the end of the then current Term, and the Company shall have the following severance obligations:

                    (i) Executive shall continue to be an employee of the Company under the terms of this Agreement for a period of six months after the end of the then current Term, but shall not be required to perform any services for the Company. In furtherance of this Agreement, in addition to the payment of Base Salary at the then current rate for a period of six months after the end of the then current Term,

                         (1)  The Company shall continue Executive's
participation in the MIP for another six months after the end of the then current Term, unless his participation in the MIP is barred by the terms of the MIP, in which case the Company shall provide Executive with a substantially similar benefit.

                         (2)  Any options unvested and unexercisable at the
expiration of the then current Term shall become immediately vested and exercisable.

                         (3)  The Company will continue for a period of six
months after the end of the then current Term Executive's allowances and benefits pursuant to Section 4(c)-(d); his life insurance benefit pursuant to
Section 5; and his automobile allowance pursuant to Section 7. Executive shall have the option to have assigned to him at the end of the six-month period at no cost and with no apportionment of prepaid premiums any assignable insurance policy owned by the Company that relates specifically to the Executive.

          10.  Change in Control.  Upon a Change in Control, as hereinafter
               -----------------
defined, notwithstanding anything in this Agreement to the contrary, the following terms and provisions shall apply:

               (a) If, within thirty (30) days following the Change in Control, there is a Termination of Employment (as defined below), then the following provisions shall become applicable:

                      (i) The Executive shall receive an immediate lump sum payment (within thirty (30) days following the Termination of Employment), of three (3) years' Base Salary at the then current amount;

                      (ii) The Executive shall receive an immediate payment (within thirty (30) days following the Termination of Employment) of the annual bonuses that the Executive would have been entitled to receive through the remainder of the Term of this Agreement. For purposes of this Section 10(a)(ii), the annual bonus that the Executive would have been entitled to receive for each remaining year in the Term of this Agreement shall be equal to the last bonus (including amounts paid under the MIP) the Executive received prior to the Change of Control;

                      (iii) All allowances and benefits, as contained in Sections 4(c)-(d), 5 and 7 of this Agreement, shall be continued for the full Term of this Agreement; and

                      (iv) All unvested and unexercised stock options held by the Executive shall become immediately vested and exercisable by the Executive.

               (b)  If a Termination of Employment does not occur within thirty
(30) days following the Change in Control, then the Term of this Agreement shall be automatically renewed for a two (2) year period commencing on the date of the Change in Control, in which case all of the terms and conditions of this Agreement shall remain in full force and effect until the end of such Term.

               (c) As used in this Section 10, "Termination of Employment" shall mean termination of the Executive's employment (i) by the Company for any reason, or (ii) by the Executive's death, Total Disability or resignation.

               (d) As used in this Section 10, a "Change in Control" shall be deemed to have taken place if: (i) subsequent to the date of this Agreement, any "Person" (including any individual, firm, corporation, partnership or other entity except the Executive, the Company or any employee benefit plan of the Company or of any Affiliate or Associate (each as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), and any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the beneficial owner in the aggregate of twenty percent (20%) or more of the Common Stock of the Company then outstanding; or
(ii) during the Term of this Agreement, individuals who, as of the date of this Agreement, constituted the Board cease for any reason to constitute a majority thereof.

               (e)  It is the intention of the parties that the payments under
Section 10(a) of this Agreement shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended. Accordingly, notwithstanding anything in this Section 10 to the contrary, if any of the amounts otherwise payable under Section 10(a) of this Agreement would constitute "excess parachute payments," or if the independent accountants acting as auditors for the Company on the date of the Change of Control determine that such payments may constitute "excess parachute payments," then the cash amounts otherwise payable under Section 10(a) of this Agreement shall be reduced to the maximum amounts that may be paid without any such payments or other benefits under this Section 10 constituting, or potentially constituting, "excess parachute payments."

          11.  No Mitigation.  The Executive shall not be required to mitigate
               -------------
the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise nor, except as provided herein, shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as the result of his employment by another employer.

          12.  Restrictive Covenant.
               --------------------

               (a)  Competition.
                    -----------

                      (i) Executive undertakes and agrees that he will not compete, directly or indirectly, or participate as a director, officer, employee, consultant, agent, representative or otherwise, or as a stockholder, partner or joint venturer, or have any direct or indirect financial interest, including, without limitation, the interest of a creditor, in any business competing directly with the infomercial direct response business of Company or any of its subsidiaries within any geographical area in which the business of Company or its subsidiaries is being conducted during Executive's employment (1) during the Term of this Agreement; (2) for a period of six (6) months after termination of this Agreement pursuant to Section 9(a) or 9(b) of this Agreement; and (3) subject to Section 9(d)(i)(1) of this Agreement, for any period after termination during which payments are made to Executive under
Section 9(d)(i) of this Agreement with respect to termination by the Company or the Executive pursuant to Section 9(c) or 9(d) of this Agreement.

                    (ii) Executive further undertakes and agrees that during the Term of this Agreement and for a period of six (6) months after the termination or expiration or while payments are made pursuant to Section 9(d)(i)(1) of this Agreement he will not, directly or indirectly, employ, cause to be employed, or solicit for employment any of Company's or its subsidiaries' employees.

               (b)  Trade Secrets. During the Term hereof and after termination
                    -------------
or expiration for any reason, Executive shall not disclose, divulge, copy or otherwise use any trade secret of the Company or its subsidiaries other than any knowledge or information already known to Executive prior to this Agreement, it being acknowledged that all such new information and materials compiled or obtained by or disclosed to Executive while employed by the Company or its subsidiaries hereunder or otherwise are confidential and the exclusive property of the Company and its subsidiaries.

               (c)  Injunctive Relief. The parties hereto agree that the remedy
                    -----------------
at law for any breach of the provisions of this Section 11 will be inadequate and that the Company or any of its subsidiaries or other successors or assigns shall be entitled to injunctive relief without bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights and remedies Company or any of its subsidiaries or their successors or assigns might have for such breach.

               (d)  Scope of Covenant. Should the duration, geographical area or
                    -----------------
range of prescribed activities in Section 11(a) of this Agreement be held unreasonable by any court of competent jurisdiction, then such duration, geographical area or range of prescribed activities shall be modified to such degree as to make it or them reasonable and enforceable.

          13.  Counsel Fees and Indemnification.
               --------------------------------

               (a) In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any and all of his rights under this Agreement, including participation in any proceeding contesting the validity or enforceability of this Agreement and any arbitration proceeding pursuant to
Section 9(e) of this Agreement, the Executive shall be entitled to recover from the Company his reasonable attorney's fees and costs and expenses in connection with the enforcement of his rights. No fees shall be payable if the Company is successful on the merits.

               (b) The Company shall indemnify and hold Executive harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by Executive, in connection with the defense of, or as a result of, any action or proceeding (or any appeal from any action or, proceeding) in which Executive is made or is threatened to be made a party by reason of any act or omission of Executive in his capacity as an officer, director or employee of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company and whether such action related to circumstances prior to the effective date of this Agreement, to procure a judgment in its favor. Expenses (including attorneys' fees) incurred by the Executive in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Executive to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 12(b).

          14.  Miscellaneous.
               -------------

               (a)  Notices.  Any notice, demand or communication required or
                    -------
permitted under this Agreement shall be in writing and shall either be hand-delivered to the other party or mailed to the addresses set forth below by registered or certified mail, return receipt requested or sent by overnight express mail or courier or facsimile to such address, if a party has a facsimile machine. Notice shall be deemed to have been given and received when so hand-delivered or after three business days when so deposited in the U.S. Mail, or when transmitted and received by facsimile or sent by express mail properly addressed to the other party. The addresses are:

                    To the Company:

                           National Media Corporation
                           1835 Market Street
                           Philadelphia, PA  19103
                           FAX #:  (215) 988-4900
                           Attn:  Corporate Secretary

                    To the Executive:

                           Mr. Constantinos I. Costalas
                           224 Church Road
                           Devon, PA  19333


The foregoing addresses may be changed at any time by notice given in the manner herein provided.

               (b) Integration; Modification. This Agreement dated the date hereof constitutes the entire understanding and agreement between the Company and the Executive regarding its subject matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by the Executive and a duly authorized officer, of the Company.

               (c)  Enforceability.  If any provision of this Agreement shall be
                    --------------
invalid or unenforceable, in whole or in part, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

               (d)  Binding Effect. This Agreement shall be binding upon and
                    --------------
inure to the benefit of the parties, including their respective heirs, executors, successors and assigns, except that this Agreement may not be assigned by the Executive. This Agreement supersedes the Prior Employment Agreement, which is hereby deemed null and void and of no further force or effect.

               (e) Waiver of Breach. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

               (f)  Governing Law and Interpretation.  This Agreement shall be
                    --------------------------------
governed by the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws rules. Each of the parties agrees that he or it, as the case may be, shall deal fairly and in good faith with the other party in performing, observing and complying with the covenants, promises, duties, obligations, terms and conditions to be performed, observed or complied with by him or it, as the case may be, hereunder; and that this Agreement shall be interpreted, construed and enforced in accordance with the foregoing covenant notwithstanding any law to the contrary.

               (g)  Headings. The headings of the various sections and
                    --------
paragraphs have been included herein for convenience only and shall not be considered in interpreting this Agreement.

               (h)  Counterparts.  This Agreement may be executed in several
                    ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement has been executed by the Executive and on behalf of the Company by its duly authorized officers and approved by its Compensation, Committee, as of the date first above written.


Attest:                             NATIONAL MEDIA CORPORATION


 /s/                                By: /s/ Frederick S. Hammer
----                                   ------------------------
Secretary                              Frederick S. Hammer, Chairman


                                        /s/ Constantinos I. Costalas
                                        -----------------------------
                                        Constantinos I. Costalas



APPROVED:

COMPENSATION COMMITTEE


By: /s/ Jon W. Yoskin
   ------------------
  Jon W. Yoskin, II, Director,
  Chairman of the Compensation
  Committee of the Board of
  Directors